EMPLOYMENT AGREEMENT

              THIS  EMPLOYMENT  AGREEMENT  ("Agreement"),  made and entered into this 7th day of  September  of 2000  effective  January 1, 2000 (the  "Effective
Date"), by and between Prime Companies, Inc., a Delaware corporation ("Employer"), and Stephen Goodman, a resident of California ("Employee").

                                   WITNESSETH:

     WHEREAS, Employer is a corporation engaged in business in the State of Delaware and throughout the United States; and

     WHEREAS, Employer desires to employ Employee in the capacity of Chief Financial Officer upon the terms and conditions hereinafter set forth; and

     WHEREAS, Employee is willing to enter into this Agreement with respect to his employment and services upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions set forth below.

1. Term of Employment. The term of employment under this Agreement shall be for a period of three (3) years, commencing on the Effective Date and terminating on December 31, 2002, unless such employment is terminated or extended prior to the expiration of said period as hereinafter provided. Effective as of the expiration of such initial three-year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than six (6) months prior to each such respective date, either party hereto shall have given notice to the other that the term shall not be so extended. In the event of non-renewal, and the terminating party shall give notice of this decision not later than five and a half months before the anniversary date. Notwithstanding the foregoing, Employee's employment hereunder may be earlier terminated as provided in ss.8 hereof.

2.       Duties of Employee.

         (a) Chief Financial Officer. Employee agrees that during the term of this Agreement, he will devote his professional and business-related time, skills, and best efforts to the businesses of Employer in the capacity of Chief Financial Officer or in such other capacities as Employer may request of Employee hereafter in writing. The initial outline of duties includes the following:

     (1) To provide financial reporting to the President as requested by the President and to Employer's Board of Directors (the "Board") as requested by the Chairman;

     (2) To keep or cause to be kept adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, shares, options, dividends, etc. The books of account shall at all reasonable times be open to inspection by any director.

     (3) The chief financial officer shall (i) deposit corporate funds and other valuables in the corporation's name and to its credit with depositories designated by the board; (ii) disburse corporate funds as authorized by the board; and (iii) whenever requested by the board or the chief executive officer, render a statement of the corporation's financial condition and an account of all transactions he has conducted as chief financial officer.

     (4) The chief financial officer shall be deemed the treasurer for any purpose requiring action by the corporation's treasurer.

     (5) The chief financial officer shall pay the expenses of incorporation, organization, and expansion, and to reimburse any persons who advance reimbursable business expense funds on behalf of the corporation as approved by the President.

     (6) In addition, Employee shall devote all necessary time and his best efforts in the performance of any other duties as may be assigned to him from time to time by the President and/or the Board including, but not limited to, serving on the Board if elected.

     If there are major changes in the duties or responsibilities of Employee from those listed above that are not mutually agreed upon, Employee may give notice of non-acceptance specifying the details of his counter-proposal and request to negotiate a mutually acceptable compromise. If the Parties are unable within thirty (30) days of the date of Employee's notice of non-acceptance, Employee may give notice of his intention to terminate his employment which shall become effective sixty (60) days thereafter absent a mutual agreement otherwise and absent Employer's withdrawal of the request for changed duties, thereby re-establishing the status quo ante. Employee agrees to continue to fulfill his employment obligations throughout the entire period of employment and to train conscientiously a replacement if so requested, notwithstanding any pending notice of termination.

     (b) Other Positions. Employer acknowledges and agrees that, during the term of this Agreement, Employee will devote some of his professional and business-related time, skills, and best efforts to Prime Companies, Inc. and subsidiaries of Employer including Mid-Cal Express, Inc. and Mid-Cal Logistics, Inc., and that Employee will not receive compensation from such subsidiaries for his services. Notwithstanding the foregoing, the Executive may make and manage personal business investments of his choice and, after first seeking and obtaining Board approval, have a second job or serve in any capacity with any civic, educational, or charitable organization, or any trade association.

3. Compensation. Employer shall pay Employee an annual base salary of One Hundred Thousand ($100,000.00) per annum (or fraction for portions of a year) to be paid semi-monthly on or about the first and 15th of each month. Such base salary will be adjusted from time to time in accordance with then current standard salary administration guidelines of Employer. Employee's salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of Employer.

4. Fringe Benefits. The terms of this Agreement shall not foreclose Employee from participating with other employees of Employer in such fringe benefit or incentive compensation plans as may be authorized and adopted from time to time by Employer; provided, however, that Employee must meet any and all eligibility provisions required under said fringe benefit or incentive compensation plans. Employee may be granted such other fringe benefits or perquisites as Employee and Employer may from time to time agree upon. In addition, Human Resources may devise a job specific incentive plan and present it to the Board and, if approved, to Employee.

5. Vacations. Employee shall be entitled to the number of paid vacation days in each calendar year as shall be determined by the Board from time to time. In no event, however, shall Employee be entitled to less than two weeks paid vacation during each calendar year.

6. Reimbursement of Expenses. Employer recognizes that Employee will incur legitimate business expenses in the course of rendering services to Employer hereunder. Accordingly, Employer shall reimburse Employee, upon presentation of receipts or other adequate documentation, for all necessary and reasonable business expenses incurred by Employee in the course of rendering services to Employer under this Agreement.

7. Working Facilities. Employee shall be furnished an office, and such other facilities and services suitable to his position and adequate for the performance of his duties, which shall be consistent with the policies of Employer.

8. Termination. The employment relationship between Employee and Employer created hereunder shall terminate before the expiration of the stated term of this Agreement upon the occurrence of any one of the following events:

         (a) Employee's Death or Permanent Disability. For the purpose of this Agreement, the "permanent disability" of Employee shall mean Employee's inability, because of his injury, illness, or other incapacity (physical or mental), to perform the essential functions of the position contemplated herein, with or without reasonable accommodation to Employee with respect to such injury, illness, or other incapacity, for a continuous period of sixty (60) days or for ninety (90) days out of a continuous period of 360 days. Such permanent disability shall be deemed to have occurred on the sixtieth (60th) consecutive day or on the ninetieth (90th) day within the specified period, whichever is applicable.

         (b) Termination for Cause. The following events, which for purposes of this Agreement shall constitute "cause" for termination with the majority vote of the Board:

     (1) The willful breach by Employee of any provision of Sections 11, 12, or 13 hereof or any act of fraud, misappropriation, or embezzlement by Employee with respect to any aspect of Employer's business or under circumstances that reflect adversely on Employer in the public eye, in each case in the Board's sole and exclusive determination, shall be cause for immediate termination with immediate curtailment of all compensation, benefits within statutory limitations, and stock option rights.

     (2) The willful breach by Employee of Section 2 hereof (including but not limited to a refusal to follow lawful directives of the Board) after notice to Employee of the details thereof and a period of 10 days thereafter within which to cure such breach and the failure of Employee to cure such breach to the Board's satisfaction within such 10 day period;

     (3) The use of illegal drugs by Employee during the term of this Agreement that, in the sole and exclusive determination of the Board, interferes with Employee's performance of his duties hereunder or under circumstances that reflect adversely on Employer in the public eye;

     (4)  The  filing  of  a  petition  in  bankruptcy   court  for  bankruptcy,
          reorganization, or rearrangement or an adjudication that Employee is bankrupt;

     (5) The commencement of involuntary proceedings against Employee for bankruptcy or appointment of a receiver because of insolvency;

     (6) If the Employer determines that employee has engaged in any dishonest conduct in the course of his management duties including by way of example and not by limitation the knowing receipt of kickbacks from suppliers, misappropriation of corporate assets or opportunities, etc.

     (7) If the circumstances of Employee's personal life, whether or not in the course of management duties, reflects adversely on the Employer such that it would be in the Employer's best interests, in its sole discretion, to terminate its business relations with Employee.

     (8)  The dissolution of Employer's corporate status;

     (9) Employee is convicted of or pleads guilty or nolo contendere to a felony or misdemeanor involving financial misconduct, moral turpitude, controlled substances, or personal injuries caused by driving under the influence;

     (10) Failure of performance by Employee that is repeated or continued after 30 day written notice to Employee of such failure and that is determined by the Board to be injurious to the business or interests of Employer and which failure is not cured by Employee within such 30 day period in the Board's sole determination.

         Any notice of discharge shall describe with reasonable specificity the cause or causes for the termination of Employee's employment, as well as the effective date of the termination (which effective date may be the date of such notice). If Employer terminates Employee's employment for any of the reasons set forth above, Employer shall have no further obligations hereunder from and after the effective date of termination (other than as set forth below).

         (c) Termination by Employee with Notice. Employee may terminate this Agreement without liability to Employer arising from the resignation of Employee upon a three (3) month written notice to Employer. Employer retains the right after proper notice of Employee's voluntary termination to require Employee to cease employment immediately. During such notice period, Employee shall provide such consulting services to Employer as Employer may reasonably request and shall assist Employer in training his successor and generally managing an orderly transition.

         (d) Termination by Employer with Notice. Employer may terminate this Agreement at any time, with or without cause, upon three (3) month written notice to Employee; provided, however, upon such notice Employee shall not be required to perform any services for Employer other than during the period of one (1) month immediately following the receipt of such notice of termination in which Employee shall assist Employer in training his successor and generally preparing for an orderly transition.

9.       Compensation Upon Termination.


         (a) General. Upon the termination of Employee's employment under this Agreement before the expiration of the stated term hereof for any reason, Employee shall be entitled to (i) the salary earned by him before the effective date of termination, as provided in Section 3(a) hereof, prorated on the basis of the number of full days of service rendered by Employee during the year to the effective date of termination, (ii) any accrued, but unpaid, vacation benefits, and (iii) any authorized but unreimbursed business expenses. However on termination, Employee automatically forfeits any unvested fringe benefits, dividends, bonuses, and stock options, and any vesting schedule shall be adjusted on a pro rata basis parallel to ss.9(a)(i) above.

         (b) Death or Disability. In the event of termination of employment hereunder on account of Employee's death or disability, Employee, Employee's heirs, estate, or personal representatives under law, as applicable, shall be entitled to the payment of Employee's Base Salary as in effect immediately prior to death or disability for a period of not less than two calendar months and not more than the earlier of six calendar months or the payment of benefits pursuant to a life or disability insurance policy, if any, purchased by Employer for Employee. Employee, beneficiary, or estate shall not be required to remit to the Company any payments received pursuant to any such insurance policy purchased by Employer. Employee is encouraged to purchase life and/or disability insurance to cover financial needs resulting from death or disability.

         (c) Termination For Cause. If the employment relationship hereunder is terminated by Employer for cause (as defined in Section 8(b) hereof), Employee shall not be entitled to any severance compensation, except as provided in
Section 9(a) above, subject to offset and deductions for reasonably demonstrable damages.

         (d) Termination by Employee with Notice. If the employment relationship is terminated by Employee pursuant to ss.8(c) above, Employer shall remain obligated to pay Employee his salary during the three (3) month notice period or the remaining term of this Agreement, whichever is less.

         (e) Termination by Employer with Notice. If the employment relationship is terminated by Employer pursuant to the provisions of ss.8(d) hereof, Employer shall remain obligated to pay Employee his salary during a nine (9) month severance period, again subject to offset and deductions for reasonably demonstrable damages.

     (f) Survival. The provisions of Sections 9, 11, 12, 13, 14, and 20 hereof shall survive the termination of the employment relationship, irrespective of the manner of termination absent a specific writing providing otherwise which is signed by Employee and the Board. The Parties agree that Employee's breach, violation, or threat of breach or violation of such sections will result in immediate and irreparable injury and harm to Employer, and that Employer shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance, or other equitable relief to prevent the breach or violation of the obligations hereunder.

     (g) Excise Tax Limit. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by Employer or any other person or entity to or for the benefit of Employee is a "parachute payment" (within the meaning of ss.280G of the Internal Revenue Code, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") in connection with, or arising out of, his employment with Employer or a change in ownership or effective control of Employer (within the meaning of ss.280G of the Code, and would be subject to the excise tax imposed by ss.4999 of the Code) (the "Excise Tax"), the Payments shall be reduced to the extent necessary so that such remaining Payment would not be subject to the excise tax imposed by ss.4999 of the Code.

10. Other Agreements. This Agreement shall be primary with regard to other agreements between the Parties which are inconsistent in any way and shall be deemed to alter the terms of any executive compensation agreements, deferred compensation agreements, bonus agreements, general employment benefits plans, stock option plans, and any other plans or agreements entered into between Employee and Employer pursuant to which Employee has been granted specific rights, benefits, or options.

11. Non-competition. Employee agrees that, during his employment with Employer and for a period of two (2) years from the date of termination of his employment with Employer, he will not, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within any State of the United States or Province of Canada where Employer has staff, equipment, or facilities. For purposes of the foregoing, the term
"Competitive Business" shall mean any business directly involved in those business activities performed by Employer during Employee's employment period. Notwithstanding the foregoing, Employee shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly held company.

12. Confidential Data. Employee agrees that he will not at any time during the Employment Period or at any time thereafter for any reason, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Employer including, without limiting the generality of the foregoing, the techniques, methods, or systems of its operation or management, any information regarding its financial matters, or any other material information concerning Employer's business, its manner of operation, its plans or other material data including without limitation the confidential information listed in Exhibit A. The provisions of this Section shall not apply to (i) information disclosed in the performance of Employee's duties to Employer based on his good faith belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by Employer to third parties in the ordinary course of business; (iv) information lawfully received by Employee from a third party who, based upon inquiry by Employee, is not bound by a confidential relationship to Employer; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

13. Non-solicitation of Customers/Employees. Employee covenants that, during his employment with Employer and for a period of two (2) years from the date of termination of his employment with Employer, he will not (i) directly or indirectly induce or attempt to induce any customer or employee of Employer to terminate his or her business relations with Employer or (ii) without prior written consent of Employer, offer business relations either on behalf of himself or on behalf of any other individual or entity to any customer or employee of Employer or to any former customer or employee of Employer.

14. Property of Employer. Employee acknowledges that from time to time in the course of providing services pursuant to this Agreement, he shall have the opportunity to inspect, create, or use certain property, both tangible and intangible, of Employer and Employee hereby agrees that such property shall remain the exclusive property of Employer, and Employee shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Employee's confidential information listed on Exhibit A. In addition, Employee is retained in a capacity such that his responsibilities may include the making of technical and managerial contributions of value to Employer. Employee hereby assigns to Employer all rights, title, and interest in such contributions and inventions made or conceived by Employee alone or jointly with others during the Employment Period, which relate to the Business. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and
(c) the right to obtain copyright, trademark, or trade name protection for any such work product. Employee shall promptly and fully disclose all such contributions and inventions to Employer and assist Employer in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark, or trade name protection, as the case may be. Inventions conceived by the Executive that are not related to Employer's business or business activities shall remain the property of the Executive. Employee agrees to return to Employer all Employer property, confidential/proprietary information, and all copies of the same within five (5) days of employment termination.

15. Equitable Relief. Employee acknowledges that the services to be rendered by him are of a special, unique, unusual, extraordinary, and intellectual character, which gives them a peculiar value, and the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by him of any of the provisions contained in this Agreement will cause Employer irreparable injury and damage. By reason thereof, Employee agrees that Employer shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by him. Employee hereby acknowledges and agrees that prohibitions set forth in ss.ss.11, 12, 13, and 14 are in addition to, and not in lieu of, any rights or remedies that Employer may have available pursuant to the laws of any jurisdiction or at common law to prevent such violations, and the enforcement by Employer of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement.

16. "Change of Control." The terms of this Agreement shall remain in effect in the event that (1) Employer becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of Employer are sold to another corporation or entity; or (2) any person, corporation, partnership, or other entity, either alone or in conjunction with its "affiliates," as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships, or other entities who are not "affiliates" but who are acting in concert, becomes the owner of record or beneficially of securities of Employer that represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of Employer's then outstanding securities entitled to elect Directors.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

17. Non-Assignment; Successors. Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that: (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation, or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Employer; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns, or designees of Employee to the extent of any payments due to them hereunder. As used in this Agreement, the term "Employer" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

18. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be reformed to effect the fullest possible extent of the provision that is legal, valid, and enforceable. In the event that even this is not possible, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19. Construction with Articles and Bylaws. Except as explicitly modified by this Agreement, the provisions of the Articles and Bylaws shall remain in full force and effect. Notwithstanding the foregoing, the provisions of this Agreement shall be subject to the provisions of the Articles and shall supersede the Bylaws only to the extent inconsistent herewith, and the Articles and Bylaws shall be construed in a manner that gives effect to the purposes of this Agreement and the intent of the parties hereto.

20. Mandatory Mediation/Arbitration. Given the economies of time and money as well as enhanced prospects of swiftly restoring amicable business relations, in the event of a breach, default, and/or dispute between the Parties in connection with, arising out of, or related to this Agreement and any aspect of relations between the Parties including without limitation whether an issue is arbitrable, each Party agrees exclusively to the following terms and conditions for dispute resolution and claims for relief including injunctive or other equitable relief. The Parties agree to take the following actions in the following order:

     (a) Mediation. The Parties shall agree upon a neutral mediator who is mutually acceptable and may be selected from those mediators offered by the Judicial Arbitration Mediation Services-Endispute ("JAMS") in Sacramento or San Francisco, but there are advantages to finding a conveniently available mediator close at hand who can readily address and help resolve problematic matters at the earliest possible stages. If a mediator is not appointed and approved ten
(10) days after the date on which one or the other Party first seeks to retain a mediator, the mediator shall be appointed by JAMS. The mediator shall have ten
(10) business days to resolve the matter; and

     (b) Arbitration. If mediation proves unsuccessful and the matter has not been resolved after ten (10) business days, any Party (the "Complaining Party") may seek arbitration, to which each Party hereby agrees to submit to personal jurisdiction, as follows:

     (1) Notice of Request. The Complaining Party shall notify in writing each party involved in the matter that it is seeking arbitration in accordance with this Section. There shall be a period of thirty (30) days after the date of such notice during which the Parties involved in the matter shall hold with the mediator at least (2) mediation meetings. If, after such thirty (30) day period as expired, such two
          (2) additional mediation meetings have taken place and the matter is not resolved, the Complaining Party may proceed with a formal arbitration.

     (2) Mutual Designation of the Arbitrator. The Complaining Party shall notify the other Party that it elects to have the dispute heard and determined by a former judge of the California Superior or Appellate Courts retained by JAMS under JAMS rules and procedures, and request that a hearing be held to resolve the controversy within thirty (30) days after the filing of the application or as soon thereafter as possible. The arbitration hearing shall be held in a place agreed upon between the Parties and if no such agreement is possible within ten
          (10) days of discussion, the JAMS aribtrator shall designate the arbitration site. The arbitrator shall be required to grant a remedy specifically requested by a party to the arbitration, and he/she shall have no authority to fashion a remedy that has not been so specifically requested.

     (3) Expediting Resolution. Each Party agrees actively to expedite the resolution of the dispute with all reasonable efforts to secure a hearing within thirty (30) days after the filing of the Arbitration Petition, or as soon thereafter as possible. In more complicated cases upon the Arbitrator's consent, each Party may serve a single request for admissions, interrogatories, and request for production of documents in compliance with the California Rules of Civil Procedure, and the arbitrator shall have sole and complete discretion to determine any discovery disputes.

     (4) Equitable Relief. In the event of an application for a temporary restraining order or other equitable relief, each party agrees to any and all measures necessary to secure a hearing within ten (10) business days of the Notice which may proceed even without the responding Party's presence, subject to proof satisfactory to the JAMS arbitrator that notice was effected.

     (5) Arbitrator's Decision and Confidentiality. The arbitrator shall deliver a written opinion setting forth factual findings and the decision rationale which may be reduced to a judgment and filed in any court having jurisdiction. At the expense of the moving party, the arbitrator shall reconsider the decision once upon a written motion submitted and served within ten (10) business days of the decision. The Confidentiality provisions of this Agreement shall apply to the arbitration proceeding, all evidence taken, and the opinion.

     (6) The Losing Party. The arbitrator's award or opinion shall identify by name the party or parties who shall not have prevailed in the arbitration (the "Losing Party"). In rendering the decision with respect to any state law claims, the arbitrator shall apply the laws of the State of California without regard to the application of principles of conflicts of law. The arbitrator shall assess all expenses of arbitration and mediation, including but not specifically limited to all forms of mediator's fees, arbitration fees, costs, and attorneys' fees in accordance with Paragraph 20(a) of this Agreement.

     (7) Attorneys' Fees and Costs. The costs and expenses incurred in connection with any attempt at mediation described above, including JAMS' and the mediator fees, shall be shared equally among all the Parties involved in such mediation, with each party responsible for its own attorneys' fees, if the mediation successfully resolves the matter, or if the matter is otherwise resolved without arbitration. However, if the matter is arbitrated, the Losing Party in the arbitration shall pay all the mediation costs including but not specifically limited to the mediator's fees and disbursements and attorneys' fees of the parties who are not the Losing Party as well as all costs and expenses of arbitration including but not specifically limited to JAMS' fees, attorneys' fees of parties who are not the Losing Party and costs, plus attorneys' fees incurred to enforce any award or opinion entered in any court having jurisdiction thereof. If more than one party constitutes the Losing Party, as determined by the arbitrator, all such parties shall be jointly and severally liable for all costs and expenses of mediation and/or arbitration.

     (8) Full Assessment as Incentive for Resolution by Mediation. For purposes of this Section, the phrase "costs and expenses" shall include, in addition to those items enumerated above, discovery costs, air and ground transportation, lodging, meals, and related items advanced or incurred by necessary parties to the arbitration and by witnesses, investigators, accountants, and attorneys participating in the who reside outside Northern California. For purposes of this Section, the term "attorney's fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and such fees shall not be limited to "reasonable attorney's fees" as that term may be defined by statutory or decisional authority. Judgment on such award may be entered in any court having jurisdiction over the subject matter of the controversy and shall thereafter be deemed an enforceable judgment.

(c) Enforceability. This Agreement will be enforceable, the arbitration order/award will be final, and judgment thereon may be entered in any court of competent jurisdiction. Any complaint, adversarial claim, or action related to this Agreement prosecuted in any jurisdiction or forum other than as provided herein shall be null and void.


(d) Survivability. This provision shall survive the termination of this Agreement. This agreement to arbitrate shall be specifically enforceable, each Party waiving rights to jury trial and appeal in the interests of maximizing economy, privacy, and swift resolution while minimizing expense, hostilities, and delay.


21. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                  (a)      If to Employer:  Prime Companies, Inc.
                                            409 Center Street
                                            Yuba City, CA 95991
                                            (530) 755-3580
                                            Facsimile: (530) 671-3215
                                            e-mail: adminpri@primecompanies.com

                  (b)      If to Employee:  Stephen Goodman
                                            412 Kirby Court
                                            Walnut Creek, CA 94598
                                            (925) 518-5900
                                            Facsimile: (925) 472-0143
                                            e-mail: sg@prepaid.cx
                                                    -------------

                  (c)      and in all cases to: Mr. Irving Pfeffer, Esq.
                                                155 Montgomery Street, Suite 609
                                                San Francisco, CA  94104
                                                (415) 296-7272
                                                Facsimile: (415) 296-8780
                                                e-mail: pfefferlaw@aol.com

or to such other respective addresses as the Parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

         Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex, or personal delivery, on the date of actual transmission or, as the case may be, personal delivery, in each case followed by posting with the U. S. Postal Service by certified mail. The Parties further consent and agree that notice given pursuant to this section shall be effective in securing personal jurisdiction for dispute resolution with JAMS.

22. Further Actions. Whether or not specifically required under the terms of this Agreement, each Party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

23. Waiver of Breach. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Employee or Employer.

24. Governing Law. This agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of California.

25. Assignment. This Agreement is personal to Employee and may not be assigned in any way by Employee without the prior written consent of Employer. This Agreement shall not be assignable or delegable by Employer, other than to an affiliate of Employer, except if there is a Change of Control as defined in
Section 16, Employer may assign its rights and obligations hereunder to the person, corporation, partnership or other entity that has gained such control.

26. Interpretation. Neither this Agreement nor any amendment hereto nor any uncertainty or ambiguity herein shall be construed or resolved against the Company or Employee, whether under any rule of construction or otherwise. On the contrary, this Agreement and any amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be used in the construction or the interpretation of this Agreement or any amendments hereto.

27. Entire Agreement & Modification. This Agreement merges and supersedes all prior agreements, negotiations, warranties, and representations by or between the Parties on the subjects addressed herein, whether oral, written, or both, and constitutes the entire understanding with respect to this subject matter. This Agreement may be modified only with a writing signed by both Parties and approved by the Board, may be signed in counterparts, and may be deemed an original including signature pages even in facsimile copy. No promise, warranty, representation, or amendment shall be binding unless in writing and signed by the Party to be charged.

28. Good Faith. The Parties intend and agree that their respective rights, duties, powers, liabilities, obligations, and discretionary acts shall be performed, carried out, discharged, and exercised reasonably in good faith and in fair dealing with the other Party, shareholders, directors, officers, employees, customers, and suppliers of the Company.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

PRIME COMPANIES, INC.


By: /s/ Norbert Lima                            By: /s/ Stephen Goodman
    ----------------                                 -------------------
Name: Norbert J. Lima                           Name: Stephen Goodman
Title: Chief Executive Officer                  Title: Chief Financial Officer

EMPLOYEE:                                       APPROVED BY THE BOARD:



By: /s/ Stephen Goodman                         By:/s/ Norbert Lima
    -------------------                            ----------------
     Stephen Goodman

                                                 Name:Norbert Lima, Chairman
                                                      ----------------------

EXHIBIT A - CONFIDENTIAL/PROPRIETARY INFORMATION

     Generally, Employer's confidential and propriety information includes all property, tangible and intangible, regardless of how stored in writing, magnetically encoded, photographic, laser imprinted, or computerized, etc. Upon termination of employment, Employee shall be entitled only to remove his personal belongings. More specifically but without limitation, Confidential/Proprietary Information includes the following:

1. All Employer trade secrets and all business plans including strategic plans, product plans, marketing plans, financial plans, operating plans, resource plans, all research and development plans including all records, data, illustrations, computer files, and any other documentation produced by or related to such efforts;

2. All Employer business records including customer, supplier, and personnel lists and information, all internally prepared documents, all sales, accounting, and business activity records and files;

3. All documents, software, records, files, internal policies, procedures, methods, and approaches which have been developed or adopted by to Prime Companies, Inc. and are not public.

3.   Any information relating to the marketing, pricing, contracts, discounting,
     employment,  job  responsibility,   performance,  salaries,  and  personnel
     compensation of any other employee with Employer.

4. Any information, knowledge, or data that Employee receives in confidence or acquires from employer or its staff or customers or that Employee may develop during the course of his employment and which relates to or is a trade secret of the company or its customers as contained in formulas, patterns, toolings, devices, processes, methods, machines, compositions, discoveries, inventions, designs, compilations of information, records, specifications, customer/employee/supplier lists, or otherwise.